                                      First Community Financial Corporation
                                                 Stock Order Form
                               ------------------------------------------------
                                  Community                Expiration Date for
                               Savings Bank, SSB            Stock Order Forms:
                            708 South Church Street
                             Burlington, NC  27215           May   , 1999
                                (336) 221-1503          12:00 Noon, Eastern Time

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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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 (1) Number of Shares    Subscription Price    (2) Total Payment Due

                      X       $15.00        +      $
    ----------------                               ------------------
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(3) Employee/Officer/Director Information
[_] Check here if you are a director, officer or employee of Community Savings or a member of such person's immediate family.
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(4) Method of Payment/Check
Enclosed is a check, bank draft or money order made payable to
First Community Financial Corporation in the amount of:         $
                                                                --------------
 No wire transfers will be accepted.
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(5) Method of Payment/Withdrawal The undersigned authorizes withdrawal from the following account(s) at Community Savings Bank. There is no penalty for early withdrawal for purposes of this payment.

   Account Number(s)            Withdrawal
                                Amount(s)
 -------------------------------------------
                             $
 -------------------------------------------
                             $
 -------------------------------------------
                             $
 -------------------------------------------
 Total Withdrawal Amount     $
                             ---------------
 In order to subscribe for shares through an individual retirement account ("IRA") at Community Savings Bank, you must contact the Stock Information Center at Community Savings Bank no later than April , 1999.
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(6) Purchaser Information

a. [ ] Eligible Account Holder --Check here if you were a depositor of at least $50.00 at Community Savings Bank on June 30,1997. Enter information below for all deposit accounts that you had at Community Savings Bank on June 30, 1997.

b. [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Community Savings Bank on March 31, 1999 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Community Savings Bank on March 31, 1999.
c. [ ] Other Member -- Check here if you were a depositor on April 15, 1999, or a borrower of Community Savings Bank with loans outstanding as of April 15, 1999, but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Community Savings Bank on April 15, 1999 and/or for all loans you had with Community Savings Bank as of April 15, 1999.

 ACCOUNT INFORMATION
                                             ----------------------------
 . These account numbers correspond
   to the preprinted account
   registration in the top left hand
   corner of this form.
                                             ----------------------------
 . These may not be all of your
   qualifying accounts.

 . You must list any account
   numbers from other stock order
   forms you have received in the
   mail and any other accounts that
   you have, or have had ownership
   in, at Community Savings Bank.

    Account Title (Names on Accounts)           Account Number(s)
    --------------------------------------------------------------------
    --------------------------------------------------------------------
    --------------------------------------------------------------------
    --------------------------------------------------------------------
    --------------------------------------------------------------------

 . If you do not list all of your
   accounts, you may not receive all
   of the shares that you are
   eligible for.
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7. Stock Registration/Form of Stock Ownership
[ ] Individual
[ ] Individual Retirement Account (IRA)
[ ] Joint Tenants with right of survivorship
[ ] Corporation or Partnership
[ ] Tenants in Common
[ ] Uniform Transfer to Minors Act
[ ] Fiduciary (Under Agreement Dated ____, 19 )
[_] Other ________________
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(8) Name(s) in which your stock is to be registered (Please print clearly)

-----------------------------------------------------
 Name(s) continued

-----------------------------------------------------
 Street Address

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 Telephone (Daytime)       City             State             Zip Code

 (  )
 ------------------------  ---------------- ---------------- --------
 Social Security No. or Tax ID No.

 --------------------------------

If you would like order confirmation and stock allocation information delivered to you via e-mail or facsimile, please fill in the box below with your complete e-mail address or facsimile number. If no information is listed below, you will be notified via the U.S. Mail.

E-Mail or Facsimile Number

--------------------------

County of Residence

--------------------------
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(9) NASD Affiliation
[ ] Check]here if you are a member of the National Association of Securities
    Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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(10) Associate--Acting in Concert
 [ ] Check]here and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the offering.
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(11) Acknowledgment
 To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Community Savings Bank, no
 later than 12:00 noon, Eastern Time on June   , 1999, unless extended;
 otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of
 Certification and the required payment or withdrawal authorization, may be delivered to Community Savings Bank or may be mailed to the address indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan") of Community Savings Bank, as amended, described in the accompanying Prospectus. If the Plan is not approved by the members of Community Savings Bank at a Special Meeting to be held on June , 1999, or any adjournment thereof, all orders will be canceled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Community Savings Bank, this
 Stock Order Form may not be modified, withdrawn or canceled without
 Community Savings Bank's consent, and if authorization to withdraw from deposit accounts at Community Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID
 Number and the other information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing only for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Community Savings Bank and First Community
 Financial Corporation. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the
 Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any
 other government agency, may lose value and is not guaranteed by Community Savings Bank or First Community Financial Corporation. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Community Savings Bank.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE
 FORM OF CERTIFICATION ON THE REVERSE HEREOF.
 Signature          Date      Signature          Date        OFFICE USE

 -----------------  --------  -----------------  --------               --------
                                                                          Date
                                                                        Received

                                                             -------  -------
                                                             Batch #  Order #

 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

 Account Title (Names      Account      Account Title (Names       Account
     on Accounts)         Number(s)         on Accounts)          Number(s)
--------------------------------------- ---------------------------------------
--------------------------------------- ---------------------------------------
--------------------------------------- ---------------------------------------
------------------------------------


Item (10)--(continued)           "Associate" is defined as (i) any corporation
                                 or organization (other than Community Savings
List below all other orders      Bank, First Community Financial Corporation
submitted by you or your         or a majority-owned subsidiary of Community
Associates (as defined) or by    Savings Bank or First Community Financial
persons acting in concert with   Corporation) of which such person is an
you.                             officer or partner or is, directly or
                                 indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except for any tax-qualified employee stock benefit plan or any charitable trust which is exempt from federal taxation pursuant to Section
                                 501(c)(3) of the Internal Revenue Code of
                                 1986, as amended; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of Community
                                 Savings Bank or First Community Financial
                                 Corporation or any of their subsidiaries.


                    Number of
  Name(s) Listed on  Shares
  Other Stock Order  Ordered
        Forms
-------------------------------
-------------------------------
-------------------------------
-------------------------------
-------------------------------
  A valid Stock Order Form must be signed and dated below and on the front of this form.


                                 CERTIFICATION

 I/WE ACKNOWLEDGE THE COMMON STOCK OF FIRST COMMUNITY FINANCIAL CORPORATION IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY COMMUNITY SAVINGS BANK, FIRST COMMUNITY FINANCIAL CORPORATION OR BY THE FEDERAL GOVERNMENT. THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

 If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation Regional Director, Nancy E. Hall at (404) 817-1300.



 Signature                   Date        Signature                   Date


 Name (Please Print)                     Name (Please Print)

                              Subscription Rights

                                 Special Notice

  Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to criminal or civil fines and/or penalties. The Bank intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that comes to its attention.

  If you are (or have been already) contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later or to share in any way proceeds upon the sale of the stock, or to transfer your subscription rights in any other way, please call us immediately at (336) 221-1503.

                            [UP ARROW APPEARS HERE]

                           THIS IS YOUR PROXY CARD.

     YOU MAY RECEIVE MORE THAN ONE PROXY CARD IN THIS PACKET OF MATERIAL.

                     PLEASE VOTE ALL PROXY CARDS RECEIVED.

                A POSTAGE PRE-PAID ENVELOPE IS INCLUDED IN THIS
                         PACKET FOR YOUR CONVENIENCE.

                                          THANK YOU.

                     First Community Financial Corporation
                         Stock Order Form Instructions
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Item 1--
 . Fill in the number of shares that you wish to purchase.
 . The minimum order is 30 shares. The maximum order for any person is 15,000 shares. The maximum order by persons exercising purchase rights as a result of a single account is 15,000 shares in the aggregate. The maximum order by any person, together with his associates and persons acting in concert with such person, is 20,000 shares in the aggregate.
 . First Community Financial Corporation and Community Savings Bank have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan or applicable law or (iii) fails to cooperate with attempts to verify information with respect to subscription rights.
 . Failure to properly complete and return this Stock Order Form will result in the loss of subscription rights.

Item 2--
 . Multiply the shares ordered by $15 per share.

Item 3--
 . Check the box if you are a director, officer or employee of Community
  Savings Bank or are a member of such person's immediate family.

Item 4--
 . You can pay for shares in cash (if delivered by you) or by check, bank draft or money order made payable to First Community Financial Corporation.
 . Funds earn interest at the current Community Savings Bank statement savings rate until the offering is completed or terminated.
 . Do not mail cash to purchase stock.
 . Wire transfers will not be accepted as payment.

Item 5--
 . If you plan to pay for your order by a withdrawal from a Community Savings
  Bank deposit account, list the account number(s) and the amount of withdrawal for each account.
 . Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase.
 . There is no penalty for early withdrawals to use funds on deposit at
  Community Savings Bank to pay for stock purchases.
 . In order to use your Community Savings Bank IRA to order stock, you must
  call the Stock Information Center before May   , 1999 and complete all
  required paperwork.

Item 6--
 . Please check the appropriate box to tell us when you were a depositor of at least $50.00 at Community Savings Bank.
 . The preprinted account numbers correspond to the preprinted name and address at the top of the order form.
 . These may not be all of your qualifying accounts.
 . You must make sure that every account you have ownership in or have had at
  Community Savings Bank is listed.
 . If you do not list all of your accounts, you may not receive all of the shares you are eligible for.

Item 7--
 . Please consult the Stock Ownership Guide below for help with these sections.

Item 8--
 . The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your Stock Order Form.

Item 9--
 . Please check the box if you are a member of the NASD or if this item otherwise applies to you.

Item 10--
 . Please check this box if any of your Associates (as defined on the back of the Stock Order Form) or persons acting in concert with you have submitted other orders for shares.

Item 11--
 . Please sign and date the Stock Order Form where indicated and return it to the address appearing on the front of this Stock Order Form.
 . Review the Stock Order Form carefully, including the Acknowledgment, before you sign.
 . An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.
 . If you have any remaining questions, or for assistance in completing your Stock Order Form, please call the Stock Information Center at (336) 221-1503.

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                            Stock Ownership Guide
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If you decide to subscribe for common stock, you will need to register your common stock in one of the following ways. Please consult this guide when completing items 7 and 8 of your Stock Order Form.

Individual
 . Include the first name, middle initial and last name of the shareholder.
 . Avoid the use of two initials.
 . Omit titles such as "Mr." "Mrs." or "Dr."
Joint Tenants with Right of Survivorship
 . Joint Tenant can be used to identify two or more owners.
 . When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant (s) upon the death of any joint tenant.
 . All parties must agree to the transfer or sale of shares held by joint tenants.
 . In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at Community Savings Bank.
Tenants in Common
 . Tenants in common may be used to identify two or more owners.
 . When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
 . All parties must agree to the transfer or sale of shares held by tenants in common.
 . In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at Community Savings Bank.
Uniform Transfer to Minors
 . Shares may be held in the name of a custodian for a minor under the Uniform
   Transfer to Minors Acts of each state.
 . There may be only one custodian and one minor designated on a stock certificate.
 . Example, shares held by John Doe as custodian for Susan Doe under the North
   Carolina Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, NC.
 . Use the minor's social security number.
Fiduciaries
Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
 . The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
 . The date of the document governing the relationship.
 . The name of the maker, donor or testator and the name of the beneficiary.
 . An example of fiduciary ownership in the case of a trust is:
   John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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